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                                                                                                                         Exhibit 20d
Metris Receivables, Inc.                                    Metris Master Trust                                       Monthly Report
Securityholders' Statement                                     Series 2001-2                                                Aug-2005

Section 5.2                                                       Class A            Class B     Excess Collateral       Total
(i)  Security Amount                                          559,392,000.00     99,448,000.00    169,889,282.00     828,729,282.00
(ii)  Security Principal Distributed                                    0.00              0.00              0.00               0.00
(iii)  Security Interest Distributed                            1,770,662.45        375,670.40        404,578.26       2,550,911.11
        Security Interest Distributed based
          on $1,000 per Security                                   3.1653339         3.7775561         4.4381117         11.3810017
(iv)  Principal Collections                                    40,323,788.00      7,168,711.87     12,246,473.65      59,738,973.52
(v)  Finance Charge Collections                                12,828,864.14      2,280,699.20      3,896,170.34      19,005,733.69
       Recoveries                                                 504,803.62         89,743.35        153,310.60         747,857.56
       Principal Funding Account Investment Earnings                    0.00              0.00              0.00               0.00
       Accumulation Period Reserve Account
         Investment Earnings                                            0.00              0.00              0.00               0.00
         Total Finance Charge Collections                      13,333,667.76      2,370,442.55      4,049,480.94      19,753,591.25
                     Total Collections                         53,657,455.76      9,539,154.42     16,295,954.59      79,492,564.77
(vi)  Aggregate Amount of Principal Receivables                           --                --                --   5,497,643,642.71
       Invested Amount (End of Month)                         559,392,000.00     99,448,000.00    169,889,282.00     828,729,282.00
       Floating Allocation Percentage                             10.1751230%        1.8089204%        3.0902200%        15.0742634%
       Fixed/Floating Allocation Percentage                       10.1751230%        1.8089204%        3.0902200%        15.0742634%
       Invested Amount (Beginning of Month)                   559,392,000.00     99,448,000.00    169,889,282.00     828,729,282.00
       Average Daily Invested Amount                                      --                --                --     828,729,282.00
(vii)  Receivable Delinquencies
         (As a % of Total Receivables)                                    --                --                --                 --
       Current                                                            --                --             87.60%  5,061,403,148.68
       30 Days to 59 Days
         (1 to 29 Days Contractually Delinquent)                          --                --              4.48%    258,933,914.66
       60 Days to 89 Days
         (30 to 59 Days Contractually Delinquent)                         --                --              2.32%    133,800,130.51
       90 Days and Over
         (60+ Days Contractually Delinquent)                              --                --              5.60%    323,627,738.73
                     Total Receivables                                    --                --            100.00%  5,777,764,932.58
(viii)  Aggregate Investor Default Amount                                 --                --                --       9,625,045.05
         As a % of Average Daily Invested Amount                          --                --                --                 --
        (Annualized based on 365 days/year)                               --                --                --              13.67%
(ix)  Charge-Offs                                                       0.00              0.00              0.00               0.00
(x)  Servicing Fee                                                        --                --                --       1,407,704.53
(xi)  Unreimbursed Redirected Principal Collections                       --                --                --               0.00
(xii)  Excess Funding Account Balance                                     --                --                --               0.00
(xiii)  New Accounts Added                                                --                --                --                  0
(xiv)  Average Gross Portfolio Yield                                      --                --                --              28.06%
         Average Net Portfolio Yield                                      --                --                --              14.39%
(xv)  Minimum Base Rate                                                   --                --                --               6.22%
        Excess Spread                                                     --                --                --               8.17%
(xvi)  Principal Funding Account Balance                                  --                --                --               0.00
(xvii)  Accumulation Shortfall                                            --                --                --               0.00
(xviii)  Scheduled date for the commencement
           of the Accumulation Period                                     --                --                --           Jan 2006
        Accumulation Period Length                                        --                --                --                N/A
(xix)  Principal Funding Account Investment Proceeds Deposit              --                --                --               0.00
        Required Reserve Account Amount                                   --                --                --       4,195,440.00
        Available Reserve Account Amount                                  --                --                --               0.00
        Covered Amount                                                    --                --                --               0.00
(xx)  Aggregate Interest Rate Caps Notional Amount                        --                --                --      91,160,000.00
        Deposit to the Caps Proceeds Account                              --                --                --               0.00
(xxi)  Net Excess Spread Trigger Event Occurrence                         --                --                --                 No
          Invested Amount                                                 --                --                --     828,729,282.00
          Current One Month Excess Spread (%)                             --                --                --               8.17%
          Current Three Month Average Excess Spread (%)                   --                --                --               7.29%
          Note Reserve (%)                                                --                --                --               0.00%
          Note Reserve Maximum as of 9/16/05 ($)                          --                --                --                  0
              Note Reserve A/C,  Beginning Balance, 8/01/05               --                --                --                  0
              Current Month Deposits                                      --                --                --                  0
              Current Month Releases                                      --                --                --                  0
          Note Reserve Account, Ending Balance, 8/31/05                   --                --                --                  0
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